Exhibit 22.1
                   Subsidiaries of Circuit Research Labs, Inc.

                                                        Jurisdiciton of
Name of Subsidiary                                       Incorporation
-------------------------------                         -------------
CRL Systems, Inc. (1)                                    Nevada

CRL International, Inc. (2)                              Guam


Each subsidiary is wholly-owned by Circuit Research Labs, Inc.

1. CRL Systems, Inc. does business under the names Orban and CRL Systems.

2. CRL International, Inc. does business under its corporate name.